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                                                                  EXECUTION COPY

                                                                    EXHIBIT 99.6


                              COMPLIANCE SIDELETTER


Carrizo Oil & Gas, Inc.
14811 St. Mary's Lane, Suite 148
Houston, Texas 77079


Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement dated as of the date hereof (the "SECURITIES PURCHASE AGREEMENT") among Carrizo Oil & Gas, Inc., a Texas corporation (the "COMPANY"), CB Capital Investors, L.P. and Mellon Ventures, L.P. (each, an "INVESTOR", and collectively, the "INVESTORS") and the other parties identified therein, pursuant to which the Investors purchased: (i) $19,800,000 aggregate principal amount of the Company's 9% Senior Subordinated Notes due 2007 (the "NOTES"); (ii) 3,272,728 shares (the "SHARES") of the Company's common stock, $0.01 par value (the "COMMON STOCK"); and (iii) warrants to purchase up to 2,484,170 shares of Common Stock (the "WARRANTS" and together with the Notes and Shares, the "SECURITIES"). Each Investor is a Small Business Investment Company ("SBIC") licensed by the United States Small Business Administration ("SBA"). In order for Investors to acquire and hold the Securities, they must obtain from the Company certain representations and rights as set forth below. As a material inducement to the Investors to enter into the Purchase Agreement and to purchase the Securities, the Company hereby makes the following representations and warranties and agrees to comply with the following covenants:

         1. SMALL BUSINESS MATTERS.

            (a) The Company, together with its "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.103):

CHECK  ONE

            [ ] (i) has a tangible net worth not in excess of $18 million, and average net income after Federal income taxes (excluding any carry-over losses) for the preceding 2 completed fiscal years not in excess of $6 million; or


            [X] (ii) does not exceed the size standard in number of employees or millions of dollars (fewer than 500 employees; less than $500 million in annual receipts) under the SIC (Standard Industrial Classification) System for the industry (SIC Code No. 1311) in which it combined with its affiliates is primarily engaged and in which it alone is primarily engaged.

The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Company and its affiliates, when delivered to the Investors, will be accurate and complete and will be in form and substance acceptable to each Investor. Copies of such forms shall be completed and executed by the Company


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and delivered to the Investors at the closing of the sale of the Securities under the Purchase Agreement (the "CLOSING").


            (b) The proceeds from the sale of the Securities will be used by the Company for the purposes described in Section 4.26 of the Securities Purchase Agreement. No portion of such proceeds (i) will be used to provide capital to a corporation licensed under the Small Business Investment Act of 1958, as amended ("SBIA"), (ii) will be used to acquire farm land, (iii) will be used to fund production of a single item or defined limited number of items, generally over a defined production period, and such production will constitute the majority of the activities of the Company and its Subsidiaries (examples include motion pictures and electric generating plants), or (iv) will be used for any purpose contrary to the public interest (including, but not limited to, activities which are in violation of law) or inconsistent with free competitive enterprise, in each case, within the meaning of 13 C.F.R. Section 107.720.

            (c) Neither the Company's nor any of its Subsidiaries' primary business activity involves, directly or indirectly, providing funds to others, the purchase or discounting of debt obligations, factoring or long-term leasing of equipment with no provision for maintenance or repair, and neither the Company nor any of its Subsidiaries is classified under Major Group 65 (Real Estate) of the SIC Manual. The Company is engaged in the exploration, development, exploitation and production of natural gas and crude oil (the "BUSINESS"). The Company is engaged in a regular and continuous business operation and was not formed for the purpose of a single project or limited series of projects. (See 13 CFR Section 107.720.)

            (d) The proceeds from the sale of the Securities will not be used substantially for a foreign operation; and at Closing or within one year thereafter, no more than 49 percent of the employees or tangible assets of the Company and its Subsidiaries will be located outside the United States (unless the Company can show, to SBA's satisfaction, that the proceeds from the sale of the Securities will be used for a specific domestic purpose). This subsection
(d) does not prohibit such proceeds from being used to acquire foreign materials and equipment or foreign property rights for use or sale in the United States.

            (e) To the best actual knowledge of the Company, each SBIC that owns any Securities issued by the Company, together with a description of the kinds and amounts of Securities held, are listed on Schedule I hereto. Without the consent of the Investors, the Company will use commercially reasonable efforts not to issue Securities to any SBIC in the future unless such issuance is part of a public offering, merger, business combination, transfer, exchange or distribution to security holders if such issuance would cause an Investor to be deemed to be a member of an "Investor Group" in "Control" of the Company (as such terms are defined in 13 CFR Section 107.865) except as required by any Transaction Document.

         2. Regulatory Compliance.

            (a) Regulatory Compliance Cooperation.

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                (i) In the event that an Investor reasonably determines and notifies the Company that it has a Regulatory Problem, the Company agrees to use all commercially reasonable efforts to take all such actions as are reasonably requested by such Investor in order (A) to effectuate and facilitate any transfer by the Investor of any Securities of the Company then held by such Investor to any Person designated by such Investor, (B) to permit the Investor (or any of its Affiliates) to exchange all or any portion of the voting Securities then held by such Person on a share-for-share basis for shares of a class of non-voting Securities of the Company, which non-voting Securities shall be identical in all respects to such voting Securities, except that such new Securities shall be non-voting to the extent permitted by law and shall be convertible into voting Securities on such terms as are requested by the Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to continue and preserve the respective allocation of the voting interests with respect to the Company arising out of the Investor's ownership of voting Securities before the transfers and amendments referred to above but only to the extent that the Investor enters into any agreement reasonably requested by the Company to ensure that the Company will not be put in a materially worse position as a result of any of the foregoing requested actions than it would have been without such change occurring. Such actions may include, without limitation: (x) entering into such additional agreements as are reasonably requested by such Investor to permit any Person(s) designated by such Investor to exercise any voting power which is relinquished by such Investor upon any exchange of voting Securities for nonvoting Securities of the Company; and (y) entering into such additional agreements, seeking to adopt such amendments to this Compliance Sideletter, the Company's Amended and Restated Articles of Incorporation (the "Charter") and the Company's Amended and Restated Bylaws (the "Bylaws") and taking such additional actions as are reasonably requested by such Investor in order to effectuate the intent of the foregoing; provided, however, that, without limiting the generality of which actions are not deemed to be reasonably requested, such actions may not change in a manner that is materially adverse to any Investor or the Company, any of the agreements, rights or obligations of the parties reflected herein or in the Charter, Bylaws or Shareholders Agreement and shall not result in material liability to the Company or any officer or director thereof, nor require the Company to breach any law, contract, agreement, permit or regulation nor accelerate or change any obligation of the Company. Subject to the foregoing, if an Investor elects to transfer Securities of the Company to a Regulated Holder in order to avoid a Regulatory Problem, the Company and such Regulated Holder shall enter into such mutually acceptable agreements as such Regulated Holder may reasonably request in order to assist such Regulated Holder in complying with applicable laws and regulations to which it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of Securities of the Company that would result or be reasonably expected to result in such Regulated Holder holding more voting Securities or total Securities (equity and debt) than it is permitted to hold under such laws and regulations.

                (ii) In the event an Investor has the right to acquire any of the Company's Securities from the Company (as the result of a preemptive offer, pro rata offer or otherwise), and the Investor reasonably determines that it has a Regulatory Problem, at the Investor's request, the Company will use commercially reasonable efforts


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to offer to sell to the Investor non-voting Securities on the same terms as would have existed had the Investor acquired the Securities so offered and immediately requested their exchange for non-voting Securities pursuant to subsection (i) above.

                (iii) Each Investor agrees to use commercially reasonable efforts to cooperate with the Company in complying with this Compliance Sideletter, including, without limitation, voting to approve amending this Compliance Sideletter, the Shareholders Agreement, the Charter or Bylaws in a manner reasonably requested by the Investor requesting such amendment.

                (iv) In the event that any Subsidiary of the Company ever offers to issue any of its Securities to an Investor, then the Company will use commercially reasonable efforts to cause such Subsidiary to enter into agreements with the Investor substantially similar to this Section 2(a) and
Section 2(b) below.

                (v) Any actions taken by the Company under this Compliance Sideletter shall be at the sole cost and expense of the Investor that has required that the Company assist it in connection with such Regulatory Problem. Such Investor agrees to indemnify and hold harmless the Company and each other Investor and its officers, directors, agents and employees to the fullest extent permitted by law from and against any and all losses, claims, damages, reasonable expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities resulting from or arising out of the actions (other than gross negligence or willful misconduct) taken by the Company and the other Investors under this Compliance Sideletter.

                (vi) Each Investor represents to the Company that it does not, and as a result of its purchase of Securities (including the Warrant Shares) contemplated by the Securities Purchase Agreement will not, as of the date hereof have a Regulatory Problem.

                (vii) To the extent an Investor receives nonvoting securities that have voting rights under state law, each Investor must vote all of such nonvoting Securities in a manner which is proportional to the related voting Securities (for which such nonvoting Securities were obtained or exchanged) and otherwise take any action reasonably required by the Company so that the issuance of any nonvoting Securities does not result in an Investor having a veto or blocking right that it would not have had in the absence of such issuance of nonvoting Securities.

            (b) Information Rights and Related Covenants.

                (i) Provide to the Investors and the SBA reasonable access to its books and records for the purpose of confirming the use of the proceeds of such financing and for all other purposes reasonably required by the SBA.

                (ii) Provide to the Investors and the SBA a certificate of its chief financial officer (1) verifying the use of such proceeds and (2) to his knowledge


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certifying compliance by the Company with the provisions of this Agreement
(provided that such certificate may be truthfully given).

                (iii) Promptly after the end of each fiscal year (but in any event prior to March 31 of each year), the Company shall provide to Investors such information as shall have been reasonably requested by them to enable them to prepare a written assessment, in form and substance reasonably satisfactory to Investors, of the economic impact of Investors' financing hereunder, specifying the full-time equivalent jobs created or retained, the impact of the financing on the consolidated revenues and profits of the Business and on taxes paid by the Business and its employees (See 13 CFR Section 107.630(e)).

                (iv) Upon the request of either Investor or the Affiliates of either Investor, the Company will (A) provide to such Person such financial statements and other information as such Person may from time to time reasonably request for the purpose of assessing the Company's financial condition to the extent the Investor is otherwise entitled to such information under the Shareholders Agreement or Purchase Agreement and (B) furnish to such Person all readily available information reasonably requested by it in order for it to prepare and file SBA Form 468 and any other readily available information reasonably requested or required by any governmental agency asserting jurisdiction over such Person.

                (v) For a period of one year following the date hereof, neither the Company nor any of its Subsidiaries will change its business activity if such change would render the Company's representations in Sections 1(b), (c) and
(d) untrue during such period.

         3. SHAREHOLDER COOPERATION.

The Company shall use its commercially reasonable efforts to cause the provisions attached hereto as Exhibit A to be included in the Shareholders Agreement.

         4. DEFINITIONS.

"Affiliate" means, with respect to any Person, (i) a director, officer or shareholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

"Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

"Regulated Holder" means any holder of the Company's Securities that is (or that is a subsidiary of a bank holding company that is) subject to the various provisions of


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Regulation Y of the Board of Governors of the Federal Reserve Systems, 12
C.F.R., Part 225 (or any successor to Regulation Y).

"Regulatory Problem" means (i) any set of facts or circumstances wherein it has been asserted by the Small Business Administration, the Federal Reserve Board, the Controller of the Currency or any other governmental regulatory agency hereafter charged with the regulation of banks or financial service institutions (or Investor believes and notifies the Company that there is a significant risk of such assertion) that such Person (or any bank holding company that controls such Person) is not entitled to hold, or exercise any material right with respect to, all or any portion of the Securities of the Company which such Person holds or (ii) when such Person and its Affiliates would own, control or have power (including voting rights) over a greater quantity of Securities of the Company than is permitted under any requirement of the Small Business Administration, the Federal Reserve Board, the Controller of the Currency or any other governmental regulatory agency hereafter charged with the regulation of banks or financial service institutions applicable to such Person or to which such Person is subject. "Securities" means, with respect to any Person, such Person's capital stock or any options, warrants or other Securities which are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock (whether or not such derivative Securities are issued by the Company). Whenever a reference herein to Securities refers to any derivative Securities, the rights of Investor shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative Securities.

"Shareholders Agreement" means the Shareholders Agreement to be entered into on the date of the Closing among the Company and certain shareholders of the Company.

"Subsidiary" means, with respect to any Person, any other Person of which the securities having a majority of the ordinary voting power in electing the board of directors (or other governing body), at the time as of which any determination is being made, are owned by such first Person either directly or through one or more of its Subsidiaries.

                                    * * * * *

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Please indicate your acceptance of the terms of this letter agreement by returning a signed copy to the undersigned.



                                    CB CAPITAL INVESTORS, L.P.



                                    By:  CB Capital Investors, Inc.,
                                         its General Partner


                                    By: /s/ CHRISTOPHER BEHRENS
                                        ----------------------------------------
                                        Name: Christopher Behrens
                                        Title: General Partner




                                    MELLON VENTURES, L.P.

                                    By:  MVMA, L.P., its general partner
                                    By:  MVMA, Inc., its general partner


                                    By: /s/ JOHN P. SHOEMAKER
                                        ----------------------------------------
                                        Name: John P. Shoemaker
                                        Title: Managing Director





Agreed as of the date first set forth above:


CARRIZO OIL & GAS, INC.


By: /s/ S. P. JOHNSON IV
     ----------------------------
      Name: S. P. Johnson IV
      Title: President



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                                   Schedule I




SBIC                                  Securities
----                                  ----------



CB Capital Investors, L.P.            $17,600,001 Senior Subordinated Notes, due
                                      2007

                                      Warrants to purchase up to 2,208,152
                                      shares of Common Stock

                                      2,909,092 shares of Common Stock


Mellon Ventures, L.P.                 $2,200,000 Senior Subordinated Notes, due
                                      2007

                                      Warrants to purchase up to 276,019 shares of Common Stock

                                      363,636 shares of Common Stock



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                                                                       EXHIBIT A



                       INSERT INTO SHAREHOLDERS AGREEMENT




                         SECTION __. REGULATORY MATTERS.




             (a) Each Shareholder agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and Investor, a copy of which is attached hereto as EXHIBIT __, regarding small business matters (the "Compliance Sideletter"), including without limitation, voting to approve amending the Charter, the By-laws or this Agreement in a manner reasonably acceptable to the Shareholders and the Investor or any Regulated Holder (as defined in the Compliance Sideletter) entitled to make such request pursuant to the Compliance Sideletter in order to remedy a Regulatory Problem (as defined in the Compliance Sideletter). Anything contained in this Section __ to the contrary notwithstanding, no Shareholder shall be required under this Section __ to take any action that would adversely affect in any material respect such Shareholder's rights under this Agreement or as a shareholder of the Company.

             (b) The Company will notify each Shareholder of all material terms of any proposed amendment of the Charter or Bylaws not later than ___ Business Days prior to the effective date thereof. Each of CB Capital and Mellon agrees to notify the Company as to whether or not it would have a Regulatory Problem promptly after CB Capital or Mellon, as the case may be, has notice of any proposed amendment or waiver.